Exhibit 23.2

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our Report of Independent Public Accountants dated January 21, 1997 on the financial statements of Santa Monica Bank (the Bank) as of and for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

Los Angeles, California
November 17, 1997